NeoMedia Technologies, Inc.

                                  Exhibit 99.2

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for NeoMedia Technologies, Inc. and, under the date of March 12, 1999, we reported on the consolidated financial statements of NeoMedia Technologies, Inc. and subsidiaries (collectively referred to as the "Company") as of and for the years ended December 31, 1998 and 1997.

On May 28, 1999, we resigned. We have read the Company's statements included under Item 4 of its Form 8-K dated June 7, 1999, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statements that:

1. Our May 28, 1999 resignation letter was received by the Company on June 1, 1999;

2. The Company is in the process of interviewing several accounting firms to succeed KPMG LLP as independent auditors of the Company.

We make no comment as to statements made by the Company in its press release which has been included as Exhibit 99.1 of the Form 8-K.

/s/ KPMG LLP

June 7, 1999
Miami, Florida

cc: Mr. Charles T. Jensen
    NeoMedia Technologies, Inc.